UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2020

TOUCHPOINT GROUP HOLDINGS INC.

(Exact name of registrant as specified in charter)

Delaware	001-36530	46-3561419
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

4300 Biscayne Blvd., Suite 203, Miami, FL	33137
(Address of principal executive offices)	(Zip Code)

(305) 420-6640

(Registrant’s telephone number, including Area Code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 15, 2020, Touchpoint Group Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”), pursuant to which the Company issued a convertible promissory note to FirstFire Global Opportunities Fund LLC. (“Lender”) in the principal amount of $145,000 (the “Convertible Note”). The Convertible Note carries interest at the rate of 10% per annum, matures on June 15, 2021, and is convertible into shares of the Company’s common stock, par value $0.0001, at the Lender’s election, after 180 days, at a 35% discount, provided that the Lender may not own greater than 4.99% of the Company’s common stock at any time. The Convertible Note contains customary default provisions and may be prepaid only prior to the 180th day after issuance provided the Company pays the agreed upon prepayment fee specified in the Convertible Note. The Securities Purchase Agreement contains customary representations and warranties.

The foregoing is a summary of the material terms of the Securities Purchase Agreement and the Convertible Note and is qualified in its entirety by the Securities Purchase Agreement and Convertible Note, each of which will be filed as exhibits to the Company’s next periodic report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUCHPOINT GROUP HOLDINGS, INC.

Dated: June 19, 2020	By:	/s/ Mark White
	Name:	Mark White
	Title:	President and Chief Executive Officer